[Letterhead of Ronald Scott Moss]

June 5, 1998

To Whom It May Concer:

I hereby consent to the use of my name in the Form SB-2 Registration Statement being filed by Hungarian Broadcasting Corp.

Yours truly,

/s/ Ronald Scott Moss, Esq.